Exhibit 99.1

Hyatt To Redeem Senior Notes due 2015

CHICAGO, April 15, 2013—Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today announced that on May 10, 2013, it will redeem all of its outstanding 5.750% senior notes due 2015 (the “Notes”), of which an aggregate principal amount of $250 million is currently outstanding.

In accordance with the terms of the Notes, the redemption price, as calculated by the Quotation Agent (as defined in the indenture governing the Notes), will be $281,189,097.22. The redemption price is equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes from May 10, 2013 to August 15, 2015 (except for accrued but unpaid interest), discounted to May 10, 2013 on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the indenture governing the Notes) plus 50 basis points, plus accrued but unpaid interest on the Notes to, but not including, May 10, 2013.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; changes in the competitive environment in our industry and the markets where we operate; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.